                        ALTERNATIVE LOAN TRUST 2006-40T1
                                 Issuing Entity

                                FINAL TERM SHEET

                              (COUNTRYWIDE(R) LOGO)

                                  $592,478,599

                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                             DATED NOVEMBER 29, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-36T2 DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING DECEMBER 26, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus and the accompanying prospectus:

                    INITIAL CLASS
                     CERTIFICATE
                   BALANCE/INITIAL     PASS-THROUGH
                  NOTIONAL AMOUNT(1)      RATE(2)
                  ------------------   ------------
Class 1-A-1(3)      $ 14,817,000           6.00%
Class 1-A-2         $ 49,254,000           6.00%
Class 1-A-3         $100,000,000         Floating
Class 1-A-4         $100,000,000(4)      Floating
Class 1-A-5(3)      $ 81,400,000           6.00%
Class 1-A-6         $  4,704,374           6.00%
Class 1-A-7         $  4,925,374           6.00%
Class 1-A-8         $    416,666(4)        6.00%
Class 1-A-9         $ 10,000,000         Floating
Class 1-A-10        $ 10,000,000(4)      Floating
Class 1-A-11        $ 50,000,000           6.00%
Class 1-A-12(3)     $    994,862           6.00%
Class 1-A-13(3)     $ 13,102,900           6.00%
Class 1-A-14(3)     $ 91,549,847           6.00%
Class 1-X           $331,920,212(4)      Variable
Class 2-A-1         $100,000,000           6.00%

                    INITIAL CLASS
                     CERTIFICATE
                   BALANCE/INITIAL     PASS-THROUGH
                  NOTIONAL AMOUNT(1)      RATE(2)
                  ------------------   ------------
Class 2-A-2         $  5,750,000           6.00%
Class 2-A-3         $    275,001           6.00%
Class 2-A-4         $ 11,140,000           6.00%
Class 2-A-5         $117,806,000         Floating
Class 2-A-6         $117,806,000(4)      Floating
Class 2-A-7         $    641,000           6.00%
Class 2-X           $249,986,208(4)      Variable
Class PO-1          $    668,988            (5)
Class A-R           $        100           6.00%
Class M-1           $ 15,299,400         Variable
Class M-2           $  1,799,900         Variable
Class M-3           $  4,799,900         Variable
Class M-4           $    899,900         Variable
Class B-1           $  3,299,900         Variable
Class B-2           $    900,000         Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method of calculating their pass-through rates and their initial ratings are listed in the tables under "Summary -- Description of the Certificates" beginning on page 6 of this free writing prospectus.

(3) The Class 1-A-14 Certificates are exchangeable for certain proportions of the Class 1-A-1, Class 1-A-5, Class 1-A-12 and Class 1-A-13 Certificates as described in this free writing prospectus. The maximum initial class certificate balance of the Class 1-A-14 Certificates is set forth in the table but is not included in the aggregate class certificate balance of the certificates offered.

(4) The Class 1-A-4, Class 1-A-8, Class 1-A-10, Class 2-A-6, Class 1-X and Class 2-X Certificates are interest-only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

(5) The Class PO-1 Certificates are principal only certificates and will not accrue interest.

ISSUING ENTITY

Alternative Loan Trust 2006-40T1, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of November 1, 2006 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about November 29, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of two loan groups. Both loan groups will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the aggregate current principal balance of the mortgage loans in both loan groups was approximately $599,978,354 and the mortgage loans in each of loan group 1 and loan group 2 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance   $349,992,146
Geographic Concentrations in
   excess of 10%:
   California                         42.47%
Weighted Average Original LTV Ratio   72.15%
Weighted Average Mortgage Rate        6.532%
Range of Mortgage Rates               5.500% to 7.000%
Average Current Principal Balance     $684,916
Range of Current Principal Balances   $420,000 to $3,000,000
Weighted Average Remaining Term to
   Maturity                           359 months
Weighted Average FICO Credit Score    708

LOAN GROUP 2

Aggregate Current Principal Balance   $249,986,208
Geographic Concentrations in excess
   of 10%:
   California                         37.61%
   New York                           11.52%
Weighted Average Original LTV Ratio   74.07%
Weighted Average Mortgage Rate        7.139%
Range of Mortgage Rates               6.750% to 9.000%
Average Current Principal Balance     $679,310
Range of Current Principal Balances   $419,677 to $6,000,000
Weighted Average Remaining Term to
   Maturity                           359 months
Weighted Average FICO Credit Score    707

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                  INITIAL
                   CLASS
                CERTIFICATE
                 BALANCE /
                  INITIAL                                           INITIAL     INITIAL      INITIAL
                 NOTIONAL                                           RATING      RATING       RATING
    CLASS        AMOUNT(1)                   TYPE                 (FITCH)(2)   (S&P)(2)   (MOODY'S)(2)
------------   ------------   ---------------------------------   ----------   --------   ------------
OFFERED
CERTIFICATES
Class 1-A-1    $ 14,817,000       Senior/Fixed Pass-Through           AAA         AAA          Aaa
                                        Rate/NAS/Super
                                    Senior/Depositable(3)

Class 1-A-2    $ 49,254,000     Senior/Fixed Pass-Through Rate        AAA         AAA          N/R

Class 1-A-3    $100,000,000      Senior/Floating Pass-Through         AAA         AAA          Aaa
                                      Rate/Super Senior

Class 1-A-4    $100,000,000            Senior/Notional                AAA         AAA          N/R
                                 Amount/Interest-Only/Inverse
                                  Floating Pass-Through Rate

Class 1-A-5    $ 81,400,000       Senior/Fixed Pass-Through           AAA         AAA          N/R
                                     Rate/Depositable(3)

Class 1-A-6    $  4,704,374     Senior/Fixed Pass-Through Rate        AAA         AAA          N/R

Class 1-A-7    $  4,925,374     Senior/Fixed Pass-Through Rate        AAA         AAA          N/R

Class 1-A-8    $    416,666            Senior/Notional                AAA         AAA          N/R
                                  Amount/Interest-Only/Fixed
                                      Pass-Through Rate

Class 1-A-9    $ 10,000,000   Senior/Floating Pass-Through Rate       AAA         AAA          N/R

Class 1-A-10   $ 10,000,000            Senior/Notional                AAA         AAA          N/R
                                 Amount/Interest-Only/Inverse
                                  Floating Pass-Through Rate

Class 1-A-11   $ 50,000,000     Senior/Fixed Pass-Through Rate        AAA         AAA          N/R

Class 1-A-12   $    994,862       Senior/Fixed Pass-Through           AAA         AAA          N/R
                                     Rate/Depositable(3)

Class 1-A-13   $ 13,102,900       Senior/Fixed Pass-Through           AAA         AAA          Aa1
                               Rate/NAS/Support/Depositable(3)

Class 1-A-14   $ 91,549,847       Senior/Fixed Pass-Through           AAA         AAA          N/R
                                     Rate/Exchangeable(3)

                  INITIAL
                   CLASS
                CERTIFICATE
                 BALANCE /
                  INITIAL                                           INITIAL     INITIAL      INITIAL
                 NOTIONAL                                           RATING      RATING       RATING
    CLASS        AMOUNT(1)                   TYPE                 (FITCH)(2)   (S&P)(2)   (MOODY'S)(2)
------------   ------------   ---------------------------------   ----------   --------   ------------
Class 1-X      $331,920,212            Senior/Notional                AAA         AAA          N/R
                                Amount/Interest-Only/Variable
                                      Pass-Through Rate

Class 2-A-1    $100,000,000       Senior/Fixed Pass-Through           AAA         AAA          N/R
                                      Rate/Super Senior

Class 2-A-2    $  5,750,000       Senior/Fixed Pass-Through           AAA         AAA          N/R
                                         Rate/Support

Class 2-A-3    $    275,001     Senior/Fixed Pass-Through Rate        AAA         AAA          N/R

Class 2-A-4    $ 11,140,000       Senior/Fixed Pass-Through           AAA         AAA          N/R
                                    Rate/NAS/Super Senior

Class 2-A-5    $117,806,000   Senior/Floating Pass-Through Rate       AAA         AAA          N/R

Class 2-A-6    $117,806,000            Senior/Notional                AAA         AAA          N/R
                                 Amount/Interest-Only/Inverse
                                  Floating Pass-Through Rate

Class 2-A-7    $    641,000       Senior/Fixed Pass-Through           AAA         AAA          N/R
                                       Rate/NAS/Support

Class 2-X      $249,986,208            Senior/Notional                AAA         AAA          N/R
                                Amount/Interest-Only/Variable
                                      Pass-Through Rate

Class PO-1     $    668,988         Senior/Principal Only             AAA         AAA          N/R

Class A-R      $        100            Senior/Residual                AAA         AAA          N/R

Class M-1      $ 15,299,400   Subordinate/Variable Pass-Through       AA          AA-          N/R
                                             Rate

Class M-2      $  1,799,900   Subordinate/Variable Pass-Through       AA          N/R          N/R
                                             Rate

Class M-3      $  4,799,900   Subordinate/Variable Pass-Through        A           A-          N/R
                                             Rate

Class M-4      $    899,900   Subordinate/Variable Pass-Through        A          N/R          N/R
                                             Rate

Class B-1      $  3,299,900   Subordinate/Variable Pass-Through       BBB         BBB-         N/R
                                             Rate

Class B-2      $    900,000   Subordinate/Variable Pass-Through       BBB         N/R          N/R
                                             Rate

NON-OFFERED CERTIFICATES(4)

Class B-3      $  3,299,900   Subordinate/Variable Pass-Through
                                             Rate

                  INITIAL
                   CLASS
                CERTIFICATE
                 BALANCE /
                  INITIAL                                           INITIAL     INITIAL      INITIAL
                 NOTIONAL                                           RATING      RATING       RATING
    CLASS        AMOUNT(1)                   TYPE                 (FITCH)(2)   (S&P)(2)   (MOODY'S)(2)
------------   ------------   ---------------------------------   ----------   --------   ------------
Class B-4      $  2,099,900   Subordinate/Variable Pass-Through
                                             Rate
Class B-5      $  2,099,954   Subordinate/Variable Pass-Through
                                             Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) Certain proportions of the Class 1-A-1, Class 1-A-5, Class 1-A-12 and Class 1-A-13 Certificates may be deposited in exchange for the Class 1-A-14 Certificates as described in this free writing prospectus under "Description of the Certificates--Exchangeable Certificates." The maximum initial class certificate balance of the Class 1-A-14 Certificates is set forth in the table but is not included in the aggregate class certificate balance of the offered certificates.

(4) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                             INTEREST ACCRUAL
CLASS          PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD      CONVENTION
-----          -----------------   -----------------------   ----------------
OFFERED
CERTIFICATES
Class 1-A-1          6.00%            calendar month (1)        30/360 (2)
Class 1-A-2          6.00%            calendar month (1)        30/360 (2)
Class 1-A-3    LIBOR + 0.55% (3)             (4)                30/360 (2)
Class 1-A-4    5.45% - LIBOR (3)             (4)                30/360 (2)
Class 1-A-5          6.00%            calendar month (1)        30/360 (2)
Class 1-A-6          6.00%            calendar month (1)        30/360 (2)
Class 1-A-7          6.00%            calendar month (1)        30/360 (2)
Class 1-A-8          6.00%            calendar month (1)        30/360 (2)
Class 1-A-9    LIBOR + 0.40% (3)             (4)                30/360 (2)
Class 1-A-10   5.35% - LIBOR (3)             (4)                30/360 (2)
Class 1-A-11         6.00%            calendar month (1)        30/360 (2)
Class 1-A-12         6.00%            calendar month (1)        30/360 (2)
Class 1-A-13         6.00%            calendar month (1)        30/360 (2)
Class 1-A-14         6.00%            calendar month (1)        30/360 (2)
Class 2-A-1          6.00%            calendar month (1)        30/360 (2)
Class 2-A-2          6.00%            calendar month (1)        30/360 (2)
Class 2-A-3          6.00%            calendar month (1)        30/360 (2)
Class 2-A-4          6.00%            calendar month (1)        30/360 (2)
Class 2-A-5    LIBOR + 0.40% (3)             (4)                30/360 (2)
Class 2-A-6    6.60% - LIBOR (3)             (4)                30/360 (2)
Class 2-A-7          6.00%            calendar month (1)        30/360 (2)
Class 1-X             (5)             calendar month (1)        30/360 (2)
Class 2-X             (6)             calendar month (1)        30/360 (2)
Class A-R            6.00%            calendar month (1)        30/360 (2)
Class PO-1            (7)                    N/A                    N/A
Class M-1             (8)             calendar month (1)        30/360 (2)
Class M-2             (8)             calendar month (1)        30/360 (2)
Class M-3             (8)             calendar month (1)        30/360 (2)
Class M-4             (8)             calendar month (1)        30/360 (2)
Class B-1             (8)             calendar month (1)        30/360 (2)
Class B-2             (8)             calendar month (1)        30/360 (2)
NON-OFFERED
CERTIFICATES
Class B-3             (8)             calendar month (1)        30/360 (2)
Class B-4             (8)             calendar month (1)        30/360 (2)
Class B-5             (8)             calendar month (1)        30/360 (2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap."

(4) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(5) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(6) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.50%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(7) The Class PO-1 Certificates are principal only certificates and are not entitled to any distributions of interest. See "Description of the Certificates" in this free writing prospectus.

(8) The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the aggregate stated principal balance of the mortgage loans in loan group 1 as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date, and

     - 6.50% multiplied by the excess of the aggregate stated principal balance of the mortgage loans in loan group 2 as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date, divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that distribution date. See "Description of Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

DESIGNATION                         CLASSES OF CERTIFICATES
-----------                    ---------------------------------
 Group 1 Senior Certificates    Class 1-A-1, Class 1-A-2, Class
                                   1-A-3, Class 1-A-4, Class
                                   1-A-5, Class 1-A-6, Class
                                   1-A-7, Class 1-A-8, Class
                                   1-A-9, Class 1-A-10, Class
                                  1-A-11, Class 1-A-12, Class
                                  1-A-13, Class 1-A-14, Class
                                 1-X, Class PO-1 and Class A-R
                                          Certificates

DESIGNATION                         CLASSES OF CERTIFICATES
-----------                    ---------------------------------
 Group 2 Senior Certificates    Class 2-A-1, Class 2-A-2, Class
                                   2-A-3, Class 2-A-4, Class
                                   2-A-5, Class 2-A-6, Class
                                2-A-7 and Class 2-X Certificates

  Senior Certificate Group         Each of the Group 1 Senior
                                  Certificates and the Group 2
                                      Senior Certificates

     Senior Certificates        Group 1 Senior Certificates and
                                  Group 2 Senior Certificates

  Subordinated Certificates     Class M Certificates and Class B
                                          Certificates

     LIBOR Certificates         Class 1-A-3, Class 1-A-4, Class
                                1-A-9, Class 1-A-10, Class 2-A-5
                                  and Class 2-A-6 Certificates

DESIGNATION                         CLASSES OF CERTIFICATES
-----------                    ---------------------------------
    Class A Certificates        Class 1-A-1, Class 1-A-2, Class
                                   1-A-3, Class 1-A-4, Class
                                   1-A-5, Class 1-A-6, Class
                                   1-A-7, Class 1-A-8, Class
                                   1-A-9, Class 1-A-10, Class
                                  1-A-11, Class 1-A-12, Class
                                  1-A-13, Class 1-A-14, Class
                                   2-A-1, Class 2-A-2, Class
                                   2-A-3, Class 2-A-4, Class
                                  2-A-5, Class 2-A-6 and Class
                                             2-A-7

    Class X Certificates            Class 1-X and Class 2-X
                                         Certificates

    Class M Certificates        Class M-1, Class M-2, Class M-3
                                   and Class M-4 Certificates

    Class B Certificates             Class B-1, Class B-2,
                                    Class B-3, Class B-4 and
                                     Class B-5 Certificates

Notional Amount Certificates    Class 1-A-4, Class 1-A-8, Class
                                 1-A-10, Class 2-A-6, Class 1-X
                                   and Class 2-X Certificates

    Class PO Certificates           Class PO-1 Certificates

  Depositable Certificates      Class 1-A-1, Class 1-A-5, Class
                                    1-A-12 and Class 1-A-13
                                          Certificates

  Exchangeable Certificates        Class 1-A-14 Certificates

    Offered Certificates         Senior Certificates, Class M,
                                    Class B-1 and Class B-2
                                          Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on December 26, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the group 1 senior certificates and the subordinated certificates is the distribution date in January 2037. The last scheduled distribution date for the group 2 senior certificates is the distribution date in December 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the related last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 9.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest remaining unpaid from prior distribution dates; less

- any net interest shortfalls allocated to that class for that distribution date.

On each distribution date, the class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as interest on the related depositable certificates.

The Class PO-1 Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

On each distribution date, the class of exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related depositable certificates.

CORRIDOR CONTRACTS

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of two interest rate corridor contracts:

-    the Class 1-A-3 corridor contract, and

-    the Class 1-A-9 corridor contract.

On or prior to the applicable corridor contract termination date, amounts received by the trustee, on behalf of the supplemental interest trust, in respect of the corridor contracts will be available as described in this free writing prospectus to make payments of the related yield supplement amounts to the Class 1-A-3 and Class 1-A-9 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds (i) with respect to the Class 1-A-3 Certificates, 5.45%, with a ceiling of 8.95% and (ii) with respect to the Class 1-A-9 Certificates, 5.35%, with a ceiling of 9.10%.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Certificates (if any), on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Certificates (if any)) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupons for loan group 1 and loan group 2 are 6.00% and 6.50%, respectively. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Certificates (if any)) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

On each distribution date, the class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as principal of the depositable certificates.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

EXCHANGING CERTIFICATES THROUGH COMBINATION AND RECOMBINATION

If you own depositable certificates, you will be able to exchange them for a proportionate interest in the exchangeable certificates as shown on Annex I. We will issue the exchangeable certificates upon such exchange. You can exchange your depositable certificates for the exchangeable certificates by notifying the trustee and paying an exchange fee. Principal of and interest on the depositable certificates is used to pay principal of and interest on the exchangeable certificates. Annex I lists the available combination of the depositable certificates eligible for exchange and the exchangeable certificates.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loan in a loan group (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer, and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender-paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicing fee rate. The master servicing fee rate for each mortgage loan will be 0.200% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges including prepayment charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to liquidated mortgage loans.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Certificates (if any) related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Certificates (if any)) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

Sequentially:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently,

     (a) 84.8115958970% in the following order:

          (i) concurrently, to the Class 1-A-1 and Class 1-A-13 Certificates, pro rata, the group 1 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

          (ii) concurrently:

               (A) 60.6100137214% in the following order:

                    1. up to $738,810 on each distribution date, concurrently as follows:

                         (x) 97%, to the Class 1-A-2 Certificates, until its class certificate balance is reduced to zero; and

                         (y) 3%, to the Class 1-A-3 Certificates, until its class certificate balance is reduced to zero;

                    2. sequentially, to the Class 1-A-3 and Class 1-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

                    3. up to an aggregate amount of $3,046,000, to the Class 1-A-6 Certificates, until its class certificate balance is reduced to zero;

               (B) 6.5997451992% in the following order:

                    1. up to $73,875 on each distribution date, concurrently as follows:

                         (x) 97%, to the Class 1-A-7 Certificates, until its class certificate balance is reduced to zero; and

                         (y) 3%, to the Class 1-A-9 Certificates, until its class certificate balance is reduced to zero;

                    2. sequentially, to the Class 1-A-9 and Class 1-A-7 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

                    3. up to an aggregate amount of $1,658,374, to the Class 1-A-6 Certificates, until its class certificate balance is reduced to zero; and

               (C) 32.7902410794%, sequentially, to the Class 1-A-5 and Class 1-A-12 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

          (iii) concurrently, to the Class 1-A-1 and Class 1-A-13 Certificates, pro rata, without regard to the group 1 priority amount, until their respective class certificate balances are reduced to zero; and

     (b) 15.1884041030%, to the Class 1-A-11 Certificates, until its class certificate balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

Concurrently:

(1) 49.9999997878%, to the Class 2-A-5 Certificates, until its class certificate balance is reduced to zero; and

(2) 50.0000002122% in the following order:

          (a) concurrently, to the Class 2-A-4 and Class 2-A-7 Certificates, pro rata, the group 2 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

          (b) concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (c) to the Class 2-A-3 Certificates, until its class certificate balance is reduced to zero; and

          (d) concurrently, to the Class 2-A-4 and Class 2-A-7 Certificates, pro rata, without regard to the group 2 priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the related Class PO Certificates (if any) in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not a restricted class, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Certificates (if any); provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Certificates (if any) (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

     - second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Certificates (if any)) related to that loan group, pro rata, based upon their respective class certificate balances, until their class certificate balances are reduced to zero, except that (i) a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1 and Class 1-A-3 Certificates will instead be allocated to the Class 1-A-13 Certificates, until its class certificate balance is reduced to zero and (ii) the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1 and Class 2-A-4 Certificates will instead be allocated to the Class 2-A-2 and Class 2-A-7 Certificates, respectively, until their respective class certificate balances are reduced to zero.

On each distribution date, the class certificate balance of the class of exchangeable certificates will also be reduced by a proportionate share of the amount of the realized losses allocated to the depositable certificates on that distribution date.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the related Class PO Certificates (if any) and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Certificates (if any) and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Certificates (if any) and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Certificates (if any) and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Certificates (if any) and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until the undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master

REMIC. The Class 1-A-3 and Class 1-A-9 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, the corridor contracts and corridor contract reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class 1-X, Class 2-X, Class PO-1 and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-3 and Class 1-A-9 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or the statutory exemption.

LEGAL INVESTMENT

The senior certificates and the Class M-1 and Class M-2 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                THE MORTGAGE POOL

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                                                                 WEIGHTED
                                                                                                 AVERAGE   WEIGHTED     WEIGHTED
                                                                 PERCENT OF        AVERAGE      REMAINING   AVERAGE     AVERAGE
                                 NUMBER OF      AGGREGATE      MORTGAGE LOANS     PRINCIPAL      TERM TO     FICO       ORIGINAL
                                  MORTGAGE  PRINCIPAL BALANCE      IN LOAN         BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                  LOANS       OUTSTANDING         GROUP 1     OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------                ---------  -----------------  --------------  ---------------  ---------  --------  -------------
5.500 .........................       1      $    604,980.00         0.17%        604,980.00       358        653        80.00
5.625 .........................       1           454,948.00         0.13         454,948.00       360        640        80.00
5.875 .........................       4         2,553,534.00         0.73         638,383.50       360        662        78.45
5.905 .........................       1           501,600.00         0.14         501,600.00       360        633        88.00
6.000 .........................      10         9,132,524.14         2.61         913,252.41       360        730        70.72
6.125 .........................       8         4,824,347.87         1.38         603,043.48       360        688        74.68
6.250 .........................      44        27,583,639.66         7.88         626,900.90       360        697        71.49
6.365 .........................       1           477,000.00         0.14         477,000.00       360        700        90.00
6.375 .........................      75        50,168,206.81        14.33         668,909.42       360        704        72.63
6.500 .........................     136        90,117,217.60        25.75         662,626.60       360        710        71.52
6.625 .........................     114        77,443,070.40        22.13         679,325.18       359        719        73.15
6.660 .........................       1           445,835.80         0.13         445,835.80       352        625        87.45
6.750 .........................      96        69,761,107.14        19.93         726,678.20       359        704        71.18
6.875 .........................      19        15,924,134.64         4.55         838,112.35       360        703        71.78
                                    ---      ---------------       ------
   TOTAL ......................     511      $349,992,146.06       100.00%
                                    ===      ===============       ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.530% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.532% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                               PERCENT OF     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
RANGE OF                         NUMBER OF      AGGREGATE         LOANS       BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
CURRENT MORTGAGE LOAN             MORTGAGE  PRINCIPAL BALANCE    IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING       GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------           ---------  -----------------  ----------  ------------  --------  ---------  --------  ---------
400,000.01 - 450,000.00 .......      59      $ 25,737,090.58       7.35%     436,221.87    6.558      360        688      76.96
450,000.01 - 500,000.00 .......     103        49,145,153.24      14.04      477,137.41    6.538      360        704      76.71
500,000.01 - 550,000.00 .......      75        39,412,423.90      11.26      525,498.99    6.532      360        707      75.17
550,000.01 - 600,000.00 .......      76        43,694,243.84      12.48      574,924.26    6.493      360        697      74.89
600,000.01 - 650,000.00 .......      50        31,664,575.84       9.05      633,291.52    6.496      360        715      74.37
650,000.01 - 700,000.00 .......      15        10,185,197.36       2.91      679,013.16    6.543      360        705      72.68
700,000.01 - 750,000.00 .......      17        12,338,193.20       3.53      725,776.07    6.568      360        703      69.90
750,000.01 - 1,000,000.00 .....      62        54,383,097.95      15.54      877,146.74    6.508      359        705      69.37
1,000,000.01 - 1,500,000.00 ...      37        47,234,463.42      13.50    1,276,607.12    6.494      360        721      67.91
$1,500,000.01 - 2,000,000.00 ..      10        17,249,130.95       4.93    1,724,913.10    6.621      360        732      64.04
2,000,000.01 and Above ........       7        18,948,575.78       5.41    2,706,939.40    6.688      358        720      64.57
                                    ---      ---------------     ------
   TOTAL ......................     511      $349,992,146.06     100.00%
                                    ===      ===============     ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $684,916.

                              FICO CREDIT SCORES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                               PERCENT OF     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF      AGGREGATE         LOANS       BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
RANGE OF                          MORTGAGE  PRINCIPAL BALANCE    IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                 LOANS       OUTSTANDING       GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------               ---------  -----------------  ----------  ------------  --------  ---------  --------  ---------
619 and Below .................       1      $    838,695.00       0.24%     838,695.00    6.625      359        617      63.30
620 - 639 .....................      50        28,960,250.25       8.27      579,205.01    6.493      359        630      72.98
640 - 659 .....................      60        36,605,699.57      10.46      610,094.99    6.480      360        651      72.73
660 - 679 .....................      58        39,695,598.43      11.34      684,406.87    6.547      360        669      71.01
680 - 699 .....................      90        63,056,388.77      18.02      700,626.54    6.549      359        689      71.78
700 - 719 .....................      56        35,701,945.75      10.20      637,534.75    6.563      360        708      74.99
720 and Above .................     196       145,133,568.29      41.47      740,477.39    6.534      359        758      71.66
                                    ---      ---------------     ------
   TOTAL ......................     511      $349,992,146.06     100.00%
                                    ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 708.

                             DOCUMENTATION PROGRAMS

                                                                                                    WEIGHTED            WEIGHTED
                                                               PERCENT OF     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF      AGGREGATE         LOANS       BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
                                  MORTGAGE  PRINCIPAL BALANCE    IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
TYPE OF PROGRAM                    LOANS       OUTSTANDING       GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                  ---------  -----------------  ----------  ------------  --------  ---------  --------  ---------
CLUES Plus ....................       3      $  1,756,000.00       0.50%    585,333.33     6.597      360        707      80.00
Full/Alternative ..............     146        96,639,600.33      27.61     661,915.07     6.480      360        666      72.34
Preferred .....................      16         9,546,160.82       2.73     596,635.05     6.440      360        746      77.26
Reduced .......................     346       242,050,384.91      69.16     699,567.59     6.556      359        723      71.82
                                    ---      ---------------     ------
   TOTAL ......................     511      $349,992,146.06     100.00%
                                    ===      ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED            WEIGHTED
                                                               PERCENT OF     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                                                MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF      AGGREGATE         LOANS       BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
RANGE OF ORIGINAL                 MORTGAGE  PRINCIPAL BALANCE    IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING       GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------         ---------  -----------------  ----------  ------------  --------  ---------  --------  ---------
50.00 or Less .................      19      $ 16,850,655.65       4.81%    886,876.61     6.558      359        718      39.15
50.01 - 55.00 .................      13        12,499,000.00       3.57     961,461.54     6.537      360        712      52.68
55.01 - 60.00 .................      21        18,406,592.71       5.26     876,504.41     6.443      360        703      58.04
60.01 - 65.00 .................      37        31,599,622.65       9.03     854,043.86     6.556      360        704      63.39
65.01 - 70.00 .................      46        39,824,865.66      11.38     865,757.95     6.571      359        713      68.66
70.01 - 75.00 .................      64        44,979,348.52      12.85     702,802.32     6.537      359        698      73.62
75.01 - 80.00 .................     298       179,432,794.62      51.27     602,123.47     6.521      360        711      79.44
80.01 - 85.00 .................       3         1,580,499.41       0.45     526,833.14     6.750      360        689      83.47
85.01 - 90.00 .................       9         4,292,017.12       1.23     476,890.79     6.626      359        665      88.59
90.01 - 95.00 .................       1           526,749.72       0.15     526,749.72     6.250      359        752      95.00
                                    ---      ---------------     ------
   TOTAL ......................     511      $349,992,146.06     100.00%
                                    ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 72.15%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                  NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                    OF        PRINCIPAL     LOANS IN    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL COMBINED       MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------------       --------  ---------------  --------  -----------  --------  ---------  --------  -------------
50.00 or Less .................      18    $ 16,250,655.65     4.64%   902,814.20    6.556      359        722        38.75
50.01 to 55.00 ................      13      12,599,000.00     3.60    969,153.85    6.533      360        706        52.59
55.01 to 60.00 ................      19      16,906,592.71     4.83    889,820.67    6.471      360        702        57.97
60.01 to 65.00 ................      34      28,935,165.07     8.27    851,034.27    6.572      360        705        63.36
65.01 to 70.00 ................      42      37,614,453.27    10.75    895,582.22    6.556      359        709        68.10
70.01 to 75.00 ................      52      35,428,042.12    10.12    681,308.50    6.552      358        695        72.98
75.01 to 80.00 ................     173     109,559,920.93    31.30    633,294.34    6.507      360        703        78.60
80.01 to 85.00 ................      12       7,416,363.39     2.12    618,030.28    6.602      360        678        78.72
85.01 to 90.00 ................      65      38,869,213.19    11.11    597,987.90    6.515      360        703        79.95
90.01 to 95.00 ................      18      10,384,622.55     2.97    576,923.48    6.580      359        725        79.23
95.01 to 100.00 ...............      65      36,028,117.18    10.29    554,278.73    6.542      360        742        79.76
                                    ---    ---------------   ------
   TOTAL ......................     511    $349,992,146.06   100.00%
                                    ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 76.09%.

(2) Takes into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                  NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                    OF        PRINCIPAL     LOANS IN    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
STATE                              LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----                            --------  ---------------  --------  -----------  --------  ---------  --------  -------------
California ....................     216    $148,632,188.78    42.47%   688,111.99    6.516      360        710        72.32
Colorado ......................      15      11,321,860.33     3.23    754,790.69    6.629      360        708        69.48
Florida .......................      24      16,438,043.99     4.70    684,918.50    6.569      360        701        74.44
Hawaii ........................       8       7,574,268.17     2.16    946,783.52    6.468      360        728        70.01
Illinois ......................      19      11,818,319.01     3.38    622,016.79    6.574      359        706        76.04
Maryland ......................      30      17,983,677.79     5.14    599,455.93    6.462      359        680        72.96
Nevada ........................      15       8,363,353.47     2.39    557,556.90    6.479      360        687        76.05
New Jersey ....................      20      16,482,898.55     4.71    824,144.93    6.618      355        686        66.41
New York ......................      36      29,979,109.57     8.57    832,753.04    6.557      360        714        71.18
Virginia ......................      14       7,481,135.89     2.14    534,366.85    6.530      360        711        75.95
Washington ....................      20      12,321,217.01     3.52    616,060.85    6.478      360        715        70.66
Other (less than 2%) ..........      94      61,596,073.50    17.60    655,277.38    6.547      360        717        72.21
                                    ---    ---------------   ------
   TOTAL ......................     511    $349,992,146.06   100.00%
                                    ===    ===============   ======

----------
(1) The Other row in the preceding table includes 27 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.280% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                  NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                    OF        PRINCIPAL     LOANS IN    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                     --------  ---------------  --------  -----------  --------  ---------  --------  -------------
Refinance (Cash-Out) ..........     214    $140,584,763.64    40.17%   656,938.15    6.545      359        700        68.70
Purchase ......................     201     143,957,489.66    41.13    716,206.42    6.525      360        717        76.02
Refinance (Rate/Term) .........      96      65,449,892.76    18.70    681,769.72    6.521      360        706        71.04
                                    ---    ---------------   ------
   TOTAL ......................     511    $349,992,146.06   100.00%
                                    ===    ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                             PERCENT                          WEIGHTED
                                                               OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                  NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                    OF        PRINCIPAL     LOANS IN    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                      LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                    --------  ---------------  --------  -----------  --------  ---------  --------  -------------
2 to 4 Family Residence .......      17    $ 12,064,166.62     3.45%   709,656.86    6.652      360        717        73.47
Cooperative ...................       1         524,000.00     0.15    524,000.00    6.500      360        663        80.00
High-rise Condominium .........      29      18,477,504.61     5.28    637,155.33    6.484      360        755        74.23
Low-rise Condominium ..........      11       6,884,905.94     1.97    625,900.54    6.602      360        697        77.54
Planned Unit
    Development ...............     136      93,847,249.04    26.81    690,053.30    6.527      360        707        72.33
Single Family Residence .......     317     218,194,319.85    62.34    688,310.16    6.530      359        704        71.63
                                    ---    ---------------   ------
   TOTAL ......................     511    $349,992,146.06   100.00%
                                    ===    ===============   ======

                               OCCUPANCY TYPES(1)

                                                             PERCENT                            WEIGHTED
                                                               OF       AVERAGE                 AVERAGE   WEIGHTED     WEIGHTED
                                  NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL     WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                    OF        PRINCIPAL     LOANS IN    BALANCE       AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE        LOAN    OUTSTANDING    MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING     GROUP 1      ($)        RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                   --------  ---------------  --------  -----------    --------  ---------  --------  -------------
Investment Property ...........      30    $ 22,286,265.44     6.37%     742,875.51    6.530      360        733        69.30
Primary Residence .............     456     301,711,215.75    86.21      661,647.40    6.531      359        704        72.97
Secondary Residence ...........      25      25,994,664.87     7.43    1,039,786.59    6.549      360        730        65.08
                                    ---    ---------------   ------
   TOTAL ......................     511    $349,992,146.06   100.00%
                                    ===    ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                          WEIGHTED     WEIGHTED
                                                                 PERCENT OF        AVERAGE      WEIGHTED   AVERAGE     AVERAGE
                                 NUMBER OF      AGGREGATE      MORTGAGE LOANS     PRINCIPAL      AVERAGE    FICO       ORIGINAL
REMAINING TERM                    MORTGAGE  PRINCIPAL BALANCE      IN LOAN         BALANCE      MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)               LOANS       OUTSTANDING         GROUP 1     OUTSTANDING ($)  RATE (%)    SCORE     RATIO (%)
-------------------              ---------  -----------------  --------------  ---------------  --------  --------  -------------
360 ...........................     389      $270,117,564.00        77.18%         694,389.62     6.532      710        72.71
359 ...........................     104        66,316,740.36        18.95          637,660.97     6.528      699        69.80
358 ...........................      10         5,630,843.72         1.61          563,084.37     6.414      699        77.97
357 ...........................       2         1,957,398.07         0.56          978,699.04     6.500      768        55.30
355 ...........................       1           485,875.44         0.14          485,875.44     6.750      704        80.00
354 ...........................       1           574,506.52         0.16          574,506.52     6.625      797        79.98
353 ...........................       1           596,047.42         0.17          596,047.42     6.375      625        77.42
352 ...........................       1           445,835.80         0.13          445,835.80     7.000      625        87.45
350 ...........................       1         2,973,506.78         0.85        2,973,506.78     6.750      690        66.67
299 ...........................       1           893,827.95         0.26          893,827.95     6.625      769        74.58
                                    ---      ---------------       ------
   TOTAL ......................     511      $349,992,146.06       100.00%
                                    ===      ===============       ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                       WEIGHTED            WEIGHTED
                                                                                 AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                 PERCENT OF     PRINCIPAL    AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF      AGGREGATE      MORTGAGE LOANS    BALANCE     CURRENT   TERM TO     FICO    LOAN-TO-
INTEREST-ONLY PERIOD              MORTGAGE  PRINCIPAL BALANCE      IN LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                           LOANS       OUTSTANDING         GROUP 1         ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------             ---------  -----------------  --------------  -----------  --------  ---------  --------  ---------
0 .............................     306      $212,292,651.24        60.66%      693,766.83    6.555      359        705      70.85
120 ...........................     205       137,699,494.82        39.34       671,704.85    6.498      360        713      74.16
                                    ---      ---------------       ------
   TOTAL ......................     511      $349,992,146.06       100.00%
                                    ===      ===============       ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                       WEIGHTED            WEIGHTED
                                                                                 AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                 PERCENT OF     PRINCIPAL    AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF      AGGREGATE      MORTGAGE LOANS    BALANCE     CURRENT   TERM TO     FICO    LOAN-TO-
PREPAYMENT CHARGE PERIOD          MORTGAGE  PRINCIPAL BALANCE      IN LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                           LOANS       OUTSTANDING         GROUP 1         ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------         ---------  -----------------  --------------  -----------  --------  ---------  --------  ---------
0 .............................     497      $341,847,950.62        97.67%      687,822.84    6.530      359        708      72.10
36 ............................       1           492,000.00         0.14       492,000.00    6.875      360        694      60.00
60 ............................      13         7,652,195.44         2.19       588,630.42    6.609      360        720      75.14
                                    ---      ---------------       ------
   TOTAL ......................     511      $349,992,146.06       100.00%
                                    ===      ===============       ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                                                              WEIGHTED            WEIGHTED
                                                                                  AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                                                                 PERCENT OF      PRINCIPAL   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF      AGGREGATE      MORTGAGE LOANS     BALANCE     TERM TO     FICO    LOAN-TO-
                                  MORTGAGE  PRINCIPAL BALANCE      IN LOAN      OUTSTANDING   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                  LOANS       OUTSTANDING         GROUP 2          ($)       (MONTHS)    SCORE   RATIO (%)
-----------------                ---------  -----------------  --------------  ------------  ---------  --------  ---------
6.715 .........................       1      $    540,000.00         0.22%       540,000.00     358        634      87.10
6.750 .........................      38        24,413,232.66         9.77        642,453.49     359        708      75.44
6.875 .........................     124        87,489,282.44        35.00        705,558.73     359        712      71.12
6.990 .........................       1           479,864.35         0.19        479,864.35     335        621      94.99
7.000 .........................      35        20,732,700.77         8.29        592,362.88     359        705      73.50
7.125 .........................      25        16,863,709.49         6.75        674,548.38     359        701      77.84
7.250 .........................      49        33,067,232.92        13.23        674,841.49     359        695      77.29
7.365 .........................       1           488,750.00         0.20        488,750.00     358        697      85.00
7.375 .........................      30        20,342,655.54         8.14        678,088.52     359        710      73.52
7.470 .........................       1           480,700.00         0.19        480,700.00     358        703      95.00
7.500 .........................      31        20,974,597.55         8.39        676,599.92     359        705      75.37
7.625 .........................      10         6,298,405.94         2.52        629,840.59     359        713      73.37
7.750 .........................       7         4,998,949.79         2.00        714,135.68     359        720      76.52
7.875 .........................       7         5,801,760.08         2.32        828,822.87     358        705      77.81
8.000 .........................       2           969,748.89         0.39        484,874.45     359        665      74.64
8.125 .........................       2         1,444,000.00         0.58        722,000.00     359        699      80.00
8.250 .........................       1         1,904,000.00         0.76      1,904,000.00     358        720      70.00
8.375 .........................       1         1,000,000.00         0.40      1,000,000.00     360        738      71.43
8.750 .........................       1           997,000.00         0.40        997,000.00     360        674      60.42
9.000 .........................       1           699,617.64         0.28        699,617.64     359        671      80.00
                                    ---      ---------------       ------
   TOTAL ......................     368      $249,986,208.06       100.00%
                                    ===      ===============       ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 7.136% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 7.139% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                       WEIGHTED            WEIGHTED
                                                                                AVERAGE                AVERAGE   WEIGHTED   AVERAGE
                                                                PERCENT OF     PRINCIPAL    WEIGHTED  REMAINING   AVERAGE  ORIGINAL
RANGE OF                        NUMBER OF      AGGREGATE      MORTGAGE LOANS    BALANCE      AVERAGE   TERM TO     FICO    LOAN-TO-
CURRENT MORTGAGE LOAN            MORTGAGE  PRINCIPAL BALANCE      IN LOAN     OUTSTANDING   MORTGAGE   MATURITY   CREDIT     VALUE
PRINCIPAL BALANCES ($)            LOANS       OUTSTANDING         GROUP 2         ($)       RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------          ---------  -----------------  --------------  -----------   --------  ---------  --------  ---------
400,000.01 - 450,000.00 ......      48      $ 20,914,223.56         8.37%       435,712.99    7.104      359        705      77.65
450,000.01 - 500,000.00 ......      72        34,096,309.89        13.64        473,559.86    7.095      359        695      78.64
500,000.01 - 550,000.00 ......      69        36,270,536.76        14.51        525,659.95    7.083      359        704      77.62
550,000.01 - 600,000.00 ......      50        28,937,649.23        11.58        578,752.98    7.221      359        702      78.28
600,000.01 - 650,000.00 ......      33        20,870,311.19         8.35        632,433.67    7.048      359        709      75.80
650,000.01 - 700,000.00 ......      13         8,937,879.91         3.58        687,529.22    7.118      359        702      74.42
700,000.01 - 750,000.00 ......      15        10,882,160.61         4.35        725,477.37    7.113      359        693      76.42
750,000.01 - 1,000,000.00 ....      39        34,302,233.77        13.72        879,544.46    7.289      359        700      71.71
1,000,000.01 - 1,500,000.00 ..      14        17,594,066.21         7.04      1,256,719.02    7.037      359        719      66.95
1,500,000.01 - 2,000,000.00 ..       6        11,181,135.90         4.47      1,863,522.65    7.350      359        735      72.07
$2,000,000.01 and Above ......       9        25,999,701.03        10.40      2,888,855.67    7.087      359        726      61.90
                                   ---      ---------------       ------
   TOTAL .....................     368      $249,986,208.06       100.00%
                                   ===      ===============       ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $679,310.

                              FICO CREDIT SCORES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                               AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
RANGE OF                         MORTGAGE        BALANCE       IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                 LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------               ---------  ---------------  ----------  -----------  --------  ---------  --------  ---------
619 and Below .................       2     $  1,016,512.73      0.41%    508,256.37    7.090      359        609      64.42
620 - 639 .....................      32       18,028,779.88      7.21     563,399.37    7.121      358        631      80.10
640 - 659 .....................      29       17,433,063.25      6.97     601,140.11    7.072      359        648      73.70
660 - 679 .....................      53       35,539,157.33     14.22     670,550.14    7.219      359        669      75.35
680 - 699 .....................      72       45,966,756.93     18.39     638,427.18    7.170      359        690      74.90
700 - 719 .....................      54       40,419,555.20     16.17     748,510.28    7.118      359        709      74.14
720 and Above .................     126       91,582,382.74     36.63     726,844.31    7.120      359        755      72.12
                                    ---     ---------------    ------
   TOTAL ......................     368     $249,986,208.06    100.00%
                                    ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 707.

                             DOCUMENTATION PROGRAMS

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                               AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE        BALANCE       IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
TYPE OF PROGRAM                    LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                  ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
CLUES Plus ....................       7     $  3,442,440.71      1.38%     491,777.24    7.142      359        676      82.62
Full/Alternative ..............      76       47,012,606.94     18.81      618,586.93    7.122      359        664      76.41
Preferred .....................       3        1,625,232.19      0.65      541,744.06    6.964      359        751      79.28
Reduced .......................     281      196,905,928.22     78.77      700,732.84    7.147      359        717      73.35
Streamlined ...................       1        1,000,000.00      0.40    1,000,000.00    6.750      360        654      68.97
                                    ---     ---------------    ------
   TOTAL ......................     368     $249,986,208.06    100.00%
                                    ===     ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                               AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE        BALANCE       IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------         ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
50.00 or Less .................       8     $ 10,473,597.62      4.19%   1,309,199.70    6.943      360        752      43.63
50.01 - 55.00 .................       6        5,982,648.35      2.39      997,108.06    7.134      359        713      53.27
55.01 - 60.00 .................      11       13,877,526.89      5.55    1,261,593.35    6.895      358        715      57.40
60.01 - 65.00 .................      10        7,405,450.53      2.96      740,545.05    7.317      360        672      62.53
65.01 - 70.00 .................      32       31,603,619.32     12.64      987,613.10    7.183      359        712      68.52
70.01 - 75.00 .................      34       25,994,361.29     10.40      764,540.04    7.255      359        701      73.78
75.01 - 80.00 .................     246      144,035,246.85     57.62      585,509.13    7.133      359        707      79.57
80.01 - 85.00 .................       6        3,126,499.34      1.25      521,083.22    7.159      359        654      84.72
85.01 - 90.00 .................      12        6,079,593.71      2.43      506,632.81    7.125      359        659      89.09
90.01 - 95.00 .................       3        1,407,664.16      0.56      469,221.39    7.656      350        655      93.53
                                    ---     ---------------    ------
   TOTAL ......................     368     $249,986,208.06    100.00%
                                    ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 74.07%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF     AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                               AGGREGATE      MORTGAGE     PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL        LOANS       BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
RANGE OF ORIGINAL COMBINED       MORTGAGE        BALANCE       IN LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS      OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------------       ---------  ---------------  ----------  ------------  --------  ---------  --------  ---------
50.00 or Less .................       7     $  9,834,097.62      3.93%   1,404,871.09    6.947      360        753      43.50
50.01 to 55.00 ................       4        3,483,648.35      1.39      870,912.09    7.086      359        724      53.24
55.01 to 60.00 ................       8        9,846,026.89      3.94    1,230,753.36    6.908      357        711      56.42
60.01 to 65.00 ................       7        6,332,801.45      2.53      904,685.92    7.174      360        685      60.13
65.01 to 70.00 ................      24       21,397,424.75      8.56      891,559.36    7.090      359        718      66.90
70.01 to 75.00 ................      23       15,283,382.75      6.11      664,494.90    7.162      359        700      73.32
75.01 to 80.00 ................     122       80,438,595.59     32.18      659,332.75    7.146      359        699      77.55
80.01 to 85.00 ................      13        7,182,977.88      2.87      552,536.76    7.081      359        671      76.95
85.01 to 90.00 ................      54       34,408,446.74     13.76      637,193.46    7.163      359        685      79.38
90.01 to 95.00 ................      31       19,236,368.05      7.69      620,528.00    7.287      359        712      79.52
95.01 to 100.00 ...............      75       42,542,437.99     17.02      567,232.51    7.164      359        729      79.09
                                    ---     ---------------    ------
   TOTAL ......................     368     $249,986,208.06    100.00%
                                    ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 81.10%.

(2) Takes into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                               AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE        BALANCE       IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
STATE                              LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                            ---------  ---------------  ----------  -----------  --------  ---------  --------  ---------
California ....................     140     $ 94,029,767.44     37.61%    671,641.20    7.121      359        711      74.85
Florida .......................      21       15,704,344.22      6.28     747,825.92    7.260      359        710      75.68
Illinois ......................      19       12,201,830.37      4.88     642,201.60    7.337      359        714      72.27
Maryland ......................       9        6,090,177.68      2.44     676,686.41    7.190      359        681      71.09
New Jersey ....................      18       10,318,030.80      4.13     573,223.93    7.252      359        679      78.94
New York ......................      33       28,805,978.56     11.52     872,908.44    6.994      359        724      67.50
Texas .........................      10        8,037,684.56      3.22     803,768.46    7.479      359        720      77.72
Virginia ......................      15        8,483,056.62      3.39     565,537.11    7.068      360        684      75.94
Washington ....................      12        9,242,263.05      3.70     770,188.59    6.974      360        700      71.96
Other (less than 2%) ..........      91       57,073,074.76     22.83     627,176.65    7.130      359        698      75.05
                                    ---     ---------------    ------
   TOTAL ......................     368     $249,986,208.06    100.00%
                                    ===     ===============    ======

----------
(1) The Other row in the preceding table includes 27 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 2.400% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                 WEIGHTED             WEIGHTED
                                                             PERCENT OF    AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                               AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE        BALANCE       IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                       LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                     ---------  ---------------  ----------  -----------  --------  ---------  --------  ---------
Refinance (Cash-Out) ..........     142     $ 85,005,645.31     34.00%    598,631.31    7.107      359        694      73.58
Purchase ......................     166      114,974,576.94     45.99     692,617.93    7.178      359        712      77.38
Refinance (Rate/Term) .........      60       50,005,985.81     20.00     833,433.10    7.106      359        715      67.32
                                    ---     ---------------    ------
   TOTAL ......................     368     $249,986,208.06    100.00%
                                    ===     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                      WEIGHTED             WEIGHTED
                                                                                AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                                               AGGREGATE       PERCENT OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL     MORTGAGE LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                                  MORTGAGE      BALANCE          IN LOAN      OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                      LOANS      OUTSTANDING        GROUP 2          ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                    ---------  ---------------  --------------  ------------  --------  ---------  --------  ---------
2 to 4 Family Residence .......      19     $ 14,521,906.40        5.81%       764,310.86    7.146      359        713      76.14
High-rise Condominium .........      14       15,366,759.38        6.15      1,097,625.67    7.024      360        751      64.00
Low-rise Condominium ..........       9        5,075,478.76        2.03        563,942.08    7.220      357        694      70.61
Planned Unit Development ......      90       60,926,965.70       24.37        676,966.29    7.155      359        706      74.90
Single Family Residence .......     236      154,095,097.82       61.64        652,945.33    7.141      359        702      74.67
                                    ---     ---------------      ------
   TOTAL ......................     368     $249,986,208.06      100.00%
                                    ===     ===============      ======

                               OCCUPANCY TYPES(1)

                                                                                                      WEIGHTED             WEIGHTED
                                                                                AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                                               AGGREGATE       PERCENT OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL     MORTGAGE LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                                  MORTGAGE      BALANCE          IN LOAN      OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                     LOANS      OUTSTANDING        GROUP 2          ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------                   ---------  ---------------  --------------  ------------  --------  ---------  --------  ---------
Investment Property ...........      39     $ 27,497,096.10       11.00%      705,053.75     7.152      359        723      71.15
Primary Residence .............     310      206,822,186.45       82.73       667,168.34     7.129      359        704      74.80
Secondary Residence ...........      19       15,666,925.51        6.27       824,575.03     7.250      358        712      69.62
                                    ---     ---------------      ------
   TOTAL ......................     368     $249,986,208.06      100.00%
                                    ===     ===============      ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)


                                                                                                           WEIGHTED     WEIGHTED
                                                                 PERCENT OF        AVERAGE       WEIGHTED   AVERAGE     AVERAGE
                                 NUMBER OF      AGGREGATE      MORTGAGE LOANS     PRINCIPAL      AVERAGE     FICO       ORIGINAL
REMAINING TERM                    MORTGAGE  PRINCIPAL BALANCE      IN LOAN         BALANCE       MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)               LOANS       OUTSTANDING         GROUP 2     OUTSTANDING ($)   RATE (%)    SCORE     RATIO (%)
--------------------             ---------  -----------------  --------------  ---------------  ---------  --------  -------------
360 ...........................     165      $115,685,895.00        46.28%         701,126.64     7.079       711        73.63
359 ...........................     165       106,316,527.88        42.53          644,342.59     7.170       703        74.52
358 ...........................      28        18,175,032.36         7.27          649,108.30     7.280       697        76.03
357 ...........................       3         3,821,680.32         1.53        1,273,893.44     7.672       690        73.43
356 ...........................       3         1,510,926.36         0.60          503,642.12     7.144       721        78.47
355 ...........................       1           580,000.00         0.23          580,000.00     7.375       742        80.00
353 ...........................       1         2,982,051.33         1.19        2,982,051.33     6.875       732        56.60
349 ...........................       1           434,230.46         0.17          434,230.46     6.875       672        80.00
335 ...........................       1           479,864.35         0.19          479,864.35     6.990       621        94.99
                                    ---      ---------------       ------
   TOTAL ......................     368      $249,986,208.06       100.00%
                                    ===      ===============       ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                      WEIGHTED             WEIGHTED
                                                                                AVERAGE    WEIGHTED   AVERAGE   WEIGHTED    AVERAGE
                                               AGGREGATE       PERCENT OF      PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL     MORTGAGE LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INTEREST-ONLY PERIOD              MORTGAGE      BALANCE          IN LOAN      OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                           LOANS      OUTSTANDING        GROUP 2          ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------             ---------  ---------------  --------------  ------------  --------  ---------  --------  ---------
  0 ...........................     182     $127,609,499.27       51.05%      701,151.09     7.106      359        701      73.08
120 ...........................     186      122,376,708.79       48.95       657,939.29     7.174      359        712      75.11
                                    ---     ---------------      ------
   TOTAL ......................     368     $249,986,208.06      100.00%
                                    ===     ===============      ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                      WEIGHTED             WEIGHTED
                                                                                AVERAGE    WEIGHTED   AVERAGE   WEIGHTED    AVERAGE
                                               AGGREGATE       PERCENT OF      PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL     MORTGAGE LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE PERIOD          MORTGAGE      BALANCE          IN LOAN      OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                           LOANS      OUTSTANDING        GROUP 2          ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------         ---------  ---------------  --------------  ------------  --------  ---------  --------  ---------
0 .............................     356     $242,215,157.82       96.89%      680,379.66     7.141      359        707      73.93
12 ............................       1          441,000.00        0.18       441,000.00     7.250      360        692      90.00
36 ............................       4        2,257,834.53        0.90       564,458.63     7.357      359        697      80.59
60 ............................       7        5,072,215.71        2.03       724,602.24     6.959      359        713      76.86
                                    ---     ---------------      ------
   TOTAL ......................     368     $249,986,208.06      100.00%
                                    ===     ===============      ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-40T1 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 1-X, Class 2-X, Class PO-1, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                                         CLASSES OF CERTIFICATES
----------------------------   -----------------------------------------------------------------------------------
Group 1 Senior Certificates    Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class
                                          1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11,
                                  Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-X, Class PO-1 and Class A-R
                                                                  Certificates

Group 2 Senior Certificates    Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class
                                                        2-A-7 and Class 2-X Certificates

  Senior Certificate Group         Each of the Group 1 Senior Certificates and the Group 2 Senior Certificates

    Senior Certificates                    Group 1 Senior Certificates and Group 2 Senior Certificates

 Subordinated Certificates                        Class M Certificates and Class B Certificates

     LIBOR Certificates               Class 1-A-3, Class 1-A-4, Class 1-A-9, Class 1-A-10, Class 2-A-5 and
                                                            Class 2-A-6 Certificates

    Class A Certificates       Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class
                                       1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class
                                1-A-12, Class 1-A-13, Class 1-A-14, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
                                                 2-A-4, Class 2-A-5, Class 2-A-6 and Class 2-A-7

    Class X Certificates                              Class 1-X and Class 2-X Certificates

    Class M Certificates                   Class M-1, Class M-2, Class M-3 and Class M-4 Certificates

    Class B Certificates              Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates      Class 1-A-4, Class 1-A-8, Class 1-A-10, Class 2-A-6, Class 1-X and Class 2-X
                                                                  Certificates

   Class PO Certificates                                     Class PO-1 Certificates

  Depositable Certificates            Class 1-A-1, Class 1-A-5, Class 1-A-12 and Class 1-A-13 Certificates

         DESIGNATION                                         CLASSES OF CERTIFICATES
----------------------------   -----------------------------------------------------------------------------------
 Exchangeable Certificates                                  Class 1-A-14 Certificates

    Offered Certificates               Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

          CLASS                                               TYPE
-------------------------   -----------------------------------------------------------------------
OFFERED CERTIFICATES

Class 1-A-1                       Senior/Fixed Pass-Through Rate/NAS/Super Senior/Depositable

Class 1-A-2                                      Senior/Fixed Pass-Through Rate

Class 1-A-3                              Senior/Floating Pass-Through Rate/Super Senior

Class 1-A-4                 Senior/Notional Amount/Interest-Only/Inverse Floating Pass-Through Rate

Class 1-A-5                                Senior/Fixed Pass-Through Rate/Depositable

Class 1-A-6                                      Senior/Fixed Pass-Through Rate

Class 1-A-7                                      Senior/Fixed Pass-Through Rate

Class 1-A-8                       Senior/Notional Amount/Interest-Only/Fixed Pass-Through Rate

Class 1-A-9                                    Senior/Floating Pass-Through Rate

Class 1-A-10                Senior/Notional Amount/Interest-Only/Inverse Floating Pass-Through Rate

Class 1-A-11                                     Senior/Fixed Pass-Through Rate

Class 1-A-12                               Senior/Fixed Pass-Through Rate/Depositable

Class 1-A-13                        Senior/Fixed Pass-Through Rate/NAS/Support/ Depositable

Class 1-A-14                              Senior/Fixed Pass-Through Rate/Exchangeable

Class 1-X                       Senior/Notional Amount/Interest-Only/Variable Pass-Through Rate

Class 2-A-1                               Senior/Fixed Pass-Through Rate/Super Senior

Class 2-A-2                                  Senior/Fixed Pass-Through Rate/Support

Class 2-A-3                                      Senior/Fixed Pass-Through Rate

Class 2-A-4                             Senior/Fixed Pass-Through Rate/NAS/Super Senior

Class 2-A-5                                    Senior/Floating Pass-Through Rate

Class 2-A-6                 Senior/Notional Amount/Interest-Only/Inverse Floating Pass-Through Rate

Class 2-A-7                                Senior/Fixed Pass-Through Rate/NAS/Support

Class 2-X                       Senior/Notional Amount/Interest-Only/Variable Pass-Through Rate

Class PO-1                                           Senior/Principal Only

Class A-R                                               Senior/Residual

Subordinated Certificates                    Subordinate/Variable Pass-Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $565,479,599 and will evidence in the aggregate an initial beneficial ownership interest of approximately

94.25% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                INITIAL BENEFICIAL
      CLASS OF SUBORDINATED CERTIFICATES        OWNERSHIP INTEREST
---------------------------------------------   ------------------
Class M-1....................................          2.55%
Class M-2....................................          0.30%
Class M-3....................................          0.80%
Class M-4....................................          0.15%
Class B-1....................................          0.55%
Class B-2....................................          0.15%
Class B-3....................................          0.55%
Class B-4....................................          0.35%
Class B-5....................................          0.35%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Loans - Application of Liquidation Proceeds" in the prospectus.

     The Class Certificate Balance of the class of Exchangeable Certificates for any Distribution Date will equal the proportionate share of the aggregate Class Certificate Balance of the classes of Depositable Certificates immediately prior to that Distribution Date.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-A-4, Class 1-A-8, Class 1-A-10, Class 2-A-6, Class 1-X and Class 2-X Certificates are notional amount certificates.

     The notional amount of the Class 1-A-4 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-3 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-A-8 Certificates for any Distribution Date will equal the product of (i) 0.25/6.00 and (ii) the Class Certificate Balance of the Class 1-A-9 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-A-10 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-9 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 2-A-6 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 2-A-5 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 2-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     For a description of the procedures generally applicable to Book-Entry Certificates, see "Description of the Securities - Book-Entry Registration of Securities" in the prospectus.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- BBA Method."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all Substitution Adjustment Amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

     Exchangeable Certificates Distribution Account. On or prior to the closing date, the trustee will establish an account (the "Exchangeable Certificates Distribution Account"), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The trustee will deposit or cause to be deposited in the Exchangeable Certificates Distribution Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the Exchangeable Certificates as described below. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will not be invested.

EXCHANGEABLE CERTIFICATES

     General. The Class 1-A-1, Class 1-A-5, Class 1-A-12 and Class 1-A-13 Certificates are "Depositable Certificates." All or a portion of the Depositable Certificates may be exchanged for a proportionate interest in the Class 1-A-14 Certificates (the "Exchangeable Certificates") in the combination shown in Annex
I. All or a portion of the Exchangeable Certificates may also be exchanged for the Depositable Certificates in the same manner. This process may occur repeatedly.

     The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable Certificates and Exchangeable Certificates may be exchanged only in the combination and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex I.

     Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the Depositable Certificates and will receive a proportionate share of the distributions on those certificates.

     Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the Depositable Certificates, the certificateholder must notify the trustee no later than three business days before the proposed exchange date. Notice to the trustee may be provided by email to cwmacrs@bankofny.com or by telephone at
(800) 254-2826. The exchange date will be subject to the trustee's approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder's letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance and the initial Class Certificate Balance of the certificates to be exchanged, the certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex I, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

     In connection with each exchange, the certificateholder must pay the trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the trustee of the exchange fee and the beneficial interest in the Depositable Certificates.

     The trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

     Neither the trustee nor the depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex I.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                    AMOUNT                 GENERAL PURPOSE              SOURCE (2)                FREQUENCY
   --------------------                    ------                 ---------------              ----------                ---------
FEES

Master Servicing Fee /       One-twelfth of the Stated           Compensation       Amounts on deposit in the         Monthly
Master Servicer              Principal Balance of each                              Certificate Account
                             mortgage loan multiplied by the                        representing payments of
                             master servicing fee rate (3)                          interest and application of
                                                                                    liquidation proceeds with
                                                                                    respect to that mortgage loan

                             -  All late payment fees,           Compensation       Payments made by obligors with    Time to time
                                assumption fees and other                           respect to the mortgage loans
                                similar charges including
                                prepayment charges

                             -  All investment income earned     Compensation       Investment income related to      Monthly
                                on amounts on deposit in the                        the Certificate Account and the
                                Certificate Account and                             Distribution Account
                                Distribution Account.

                             -  Excess Proceeds (4)              Compensation       Liquidation proceeds and          Time to time
                                                                                    Subsequent Recoveries

Trustee Fee (the "Trustee    One-twelfth of the Trustee Fee      Compensation       Amounts on deposit in the         Monthly
Fee") / Trustee              Rate multiplied by the aggregate                       Certificate Account or the
                             Stated Principal Balance of the                        Distribution Account
                             outstanding mortgage loans. (5)

EXPENSES

Insured expenses / Master    Expenses incurred by the master     Reimbursement of   To the extent the expenses are    Time to time
Servicer                     servicer                            Expenses           covered by an insurance policy
                                                                                    with respect to the mortgage
                                                                                    loan

Servicing Advances /         To the extent of funds available,   Reimbursement of   With respect to each mortgage     Time to time
Master Servicer              the amount of any Servicing         Expenses           loan, late recoveries of the
                             Advances.                                              payments of the costs and
                                                                                    expenses, liquidation proceeds,
                                                                                    Subsequent Recoveries, purchase
                                                                                    proceeds or repurchase proceeds
                                                                                    for that mortgage loan (6)

Indemnification expenses /   Amounts for which the sellers,      Indemnification    Amounts on deposit on the         Monthly
the sellers, the master      the master servicer and depositor                      Certificate Account.
servicer and the depositor   are entitled to indemnification
                             (7)

---------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will equal 0.200% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in December 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

     - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest entitlements;

     - to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    any remaining available amounts to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

     In the event that Depositable Certificates are exchanged for the Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal and interest distributions on each class of Depositable Certificates. In addition, the Exchangeable Certificates will bear a proportionate share of losses and net interest shortfalls allocable to each class of Depositable Certificates.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                             INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF CLASS
CLASS                   PASS-THROUGH RATE   PASS-THROUGH RATE           PASS-THROUGH RATE
-----                   -----------------   -----------------   --------------------------------
Class 1-A-3..........         5.87%           6.00% / 0.55%               LIBOR + 0.55%
Class 1-A-4..........         0.13%            5.45% /0.00%               5.45% - LIBOR
Class 1-A-9..........         5.72%           5.75% / 0.40%               LIBOR + 0.40%
Class 1-A-10.........         0.03%           5.35% / 0.00%               5.35% - LIBOR
Class 2-A-5..........         5.72%           7.00% / 0.40%               LIBOR + 0.40%
Class 2-A-6..........         1.28%           6.60% / 0.00%               6.60% - LIBOR

     Class 1-X and Class 2-X Certificates

     The pass-through rate for the Class 1-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.351051% per annum.

     The pass-through rate for the Class 2-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.50%. The pass-through rate for the Class 2-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.426816% per annum.

     Subordinated Certificates

     The pass-through rate for each class of subordinated certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the aggregate Stated Principal Balance of the mortgage loans in loan group 1 as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date, and

     - 6.50% multiplied by the excess of the aggregate Stated Principal Balance of the mortgage loans in loan group 2 as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first interest accrual period will be approximately 6.208329% per annum.

     The Class PO-1 Certificates are principal only certificates and will not bear interest.

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

     For each Distribution Date on or prior to a Corridor Contract Termination Date on which LIBOR exceeds the related Corridor Contract Strike Rate, in addition to the interest entitlement described above, the Class 1-A-3 or Class 1-A-9 Certificates, as applicable, will be entitled to receive the related yield supplement amount from payments under the related Corridor Contract. See "--The Corridor Contracts" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls for that Distribution Date experienced by (a) the related loan group, with respect to the interest-bearing senior certificates and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements--Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls. On each Distribution Date, the class of Exchangeable Certificates will be allocated a proportionate share of the Net Interest Shortfalls allocated to the classes of Depositable Certificates.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

     Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority, pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACTS

     The Class 1-A-3 and Class 1-A-9 Certificates will have the benefit of separate interest rate corridor contracts (the "Class 1-A-3 Corridor Contract" and the "Class 1-A-9 Corridor Contract", respectively, and each a "Corridor Contract") with Bear Stearns Financial Products Inc. (the "Corridor Contract Counterparty"), each of which will be evidenced by a confirmation between the Corridor Contract Counterparty and the trustee (in such capacity, the "supplemental interest trustee") on behalf of a separate trust (the "supplemental interest trust") created under the pooling and servicing agreement for the benefit of the Class 1-A-3 and Class 1-A-9 Certificates.

     Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation, as if such an ISDA Master Agreement had been executed by the supplemental interest trustee and the Corridor Contract Counterparty on the date that such Corridor Contract was executed. Each Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     With respect to each Corridor Contract and any Distribution Date on or prior to the related Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under such Corridor Contract will equal the product of:

          (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the related Corridor Contract Ceiling Rate for such Distribution Date over (y) the related Corridor Contract Strike Rate for such Distribution Date,

          (ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

          (iii) one-twelfth.

                        CORRIDOR CONTRACT   CORRIDOR CONTRACT   CORRIDOR CONTRACT
CLASS OF CERTIFICATES    TERMINATION DATE      STRIKE RATE         CEILING RATE
---------------------   -----------------   -----------------   -----------------
Class 1-A-3..........       July 2014             5.45%               8.95%
Class 1-A-9..........      October 2013           5.35%               9.10%

     On or prior to the related Corridor Contract Termination Date, amounts (if any) received under the related Corridor Contract by the supplemental interest trustee will be used to pay the related Yield Supplement Amount as described below under "--The Corridor Contract Reserve Fund."

     The notional amounts of the Class 1-A-3 Corridor Contact are based on the mortgage loans having a prepayment rate equal to 100% of the Prepayment Assumption. The notional amounts of the Class 1-A-9 Corridor Contact are based on the mortgage loans having a prepayment rate equal to 85% of the Prepayment Assumption.

     The "Class 1-A-3 Corridor Contract Notional Balance" is as described in the following table:

                          CLASS 1-A-3
                            CORRIDOR
MONTH OF               CONTRACT NOTIONAL
DISTRIBUTION DATE         BALANCE ($)
-----------------      -----------------
December 2006.......     100,000,000.00
January 2007........      99,146,114.66
February 2007.......      98,067,707.79
March 2007..........      96,768,025.27
April 2007..........      95,251,184.01
May 2007............      93,522,168.85
June 2007...........      91,586,823.94
July 2007...........      89,451,838.72
August 2007.........      87,124,728.28
September 2007......      84,613,808.04
October 2007........      81,928,162.94
November 2007.......      79,077,610.96
December 2007.......      76,309,383.88
January 2008........      73,621,595.17
February 2008.......      71,012,401.43
March 2008..........      68,480,001.38
April 2008..........      66,022,634.90
May 2008............      63,638,582.11
June 2008...........      61,326,162.43
July 2008...........      59,083,733.71
August 2008.........      56,909,691.32
September 2008......      54,802,467.33
October 2008........      52,760,529.67
November 2008.......      50,782,381.27
December 2008.......      48,866,559.31
January 2009........      47,011,634.42
February 2009.......      45,216,209.92
March 2009..........      43,478,921.07
April 2009..........      41,798,434.35
May 2009............      40,173,446.74
June 2009...........      38,602,685.02
July 2009...........      37,084,905.11
August 2009.........      35,618,891.39
September 2009......      34,203,456.05
October 2009........      32,837,438.46
November 2009.......      31,519,704.56
December 2009.......      30,249,146.22
January 2010........      29,024,680.70
February 2010.......      27,845,250.03
March 2010..........      26,709,820.45
April 2010..........      25,617,381.88
May 2010............      24,566,947.36
June 2010...........      23,557,552.52
July 2010...........      22,588,255.08
August 2010.........      21,658,134.33
September 2010......      20,766,290.66
October 2010........      19,911,845.04
November 2010.......      19,093,938.60

                          CLASS 1-A-3
                            CORRIDOR
MONTH OF               CONTRACT NOTIONAL
DISTRIBUTION DATE         BALANCE ($)
-----------------      -----------------
December 2010.......      18,311,732.12
January 2011........      17,564,405.64
February 2011.......      16,851,157.94
March 2011..........      16,171,206.19
April 2011..........      15,523,785.49
May 2011............      14,908,148.46
June 2011...........      14,323,564.87
July 2011...........      13,769,321.20
August 2011.........      13,244,720.30
September 2011......      12,749,081.01
October 2011........      12,281,737.76
November 2011.......      11,842,040.27
December 2011.......      11,429,353.15
January 2012........      11,237,834.59
February 2012.......      11,070,654.65
March 2012..........      10,927,229.99
April 2012..........      10,806,990.82
May 2012............      10,709,380.53
June 2012...........      10,633,855.45
July 2012...........      10,579,884.54
August 2012.........      10,546,949.06
September 2012......      10,339,987.75
October 2012........       9,630,973.06
November 2012.......       8,941,508.82
December 2012.......       8,271,122.84
January 2013........       7,674,576.34
February 2013.......       7,095,229.45
March 2013..........       6,532,654.08
April 2013..........       5,986,432.27
May 2013............       5,456,155.92
June 2013...........       4,941,426.59
July 2013...........       4,441,855.25
August 2013.........       3,957,062.12
September 2013......       3,486,676.35
October 2013........       3,030,335.94
November 2013.......       2,587,687.43
December 2013.......       2,158,385.76
January 2014........       1,840,091.60
February 2014.......       1,532,085.40
March 2014..........       1,234,088.78
April 2014..........         945,830.31
May 2014............         667,045.34
June 2014...........         397,475.87
July 2014...........         136,870.35
August 2014 and
   thereafter.......               0.00

The "Class 1-A-9 Corridor Contract Notional Balance" is as described in the following table:

                          CLASS 1-A-9
                           CORRIDOR
MONTH OF               CONTRACT NOTIONAL
DISTRIBUTION DATE         BALANCE ($)
-----------------      -----------------
December 2006.......     10,000,000.00
January 2007........      9,925,752.37
February 2007.......      9,830,842.33
March 2007..........      9,715,529.29
April 2007..........      9,580,140.19
May 2007............      9,425,069.26
June 2007...........      9,250,777.39
July 2007...........      9,057,791.16
August 2007.........      8,846,701.50
September 2007......      8,618,161.99
October 2007........      8,372,886.78
November 2007.......      8,111,648.16
December 2007.......      7,856,826.15
January 2008........      7,608,298.23
February 2008.......      7,365,944.19
March 2008..........      7,129,646.10
April 2008..........      6,899,288.30
May 2008............      6,674,757.32
June 2008...........      6,455,941.85
July 2008...........      6,242,732.69
August 2008.........      6,035,022.74
September 2008......      5,832,706.91
October 2008........      5,635,682.14
November 2008.......      5,443,847.32
December 2008.......      5,257,103.27
January 2009........      5,075,352.69
February 2009.......      4,898,500.14
March 2009..........      4,726,452.00
April 2009..........      4,559,116.42
May 2009............      4,396,403.33
June 2009...........      4,238,224.34
July 2009...........      4,084,492.76
August 2009.........      3,935,123.57
September 2009......      3,790,033.33
October 2009........      3,649,140.23
November 2009.......      3,512,364.00
December 2009.......      3,379,625.90
January 2010........      3,250,848.69
February 2010.......      3,125,956.60
March 2010..........      3,004,875.33
April 2010..........      2,887,531.97
May 2010............      2,773,855.00
June 2010...........      2,663,774.27
July 2010...........      2,557,220.99
August 2010.........      2,454,127.63
September 2010......      2,354,428.01
October 2010........      2,258,057.16
November 2010.......      2,164,951.38
December 2010.......      2,075,048.18
January 2011........      1,988,286.25
February 2011.......      1,904,605.47
March 2011..........      1,823,946.85
April 2011..........      1,746,252.53
May 2011............      1,671,465.76
June 2011...........      1,599,530.87

                          CLASS 1-A-9
                           CORRIDOR
MONTH OF               CONTRACT NOTIONAL
DISTRIBUTION DATE         BALANCE ($)
-----------------      -----------------
July 2011...........      1,530,393.25
August 2011.........      1,463,999.33
September 2011......      1,400,296.58
October 2011........      1,339,233.46
November 2011.......      1,280,759.40
December 2011.......      1,224,824.83
January 2012........      1,189,288.23
February 2012.......      1,156,083.69
March 2012..........      1,125,165.01
April 2012..........      1,096,486.84
May 2012............      1,070,004.74
June 2012...........      1,045,675.08
July 2012...........      1,023,455.12
August 2012.........      1,003,302.91
September 2012......        965,723.58
October 2012........        877,925.54
November 2012.......        792,074.23
December 2012.......        708,130.86
January 2013........        631,134.98
February 2013.......        555,896.19
March 2013..........        482,378.66
April 2013..........        410,547.26
May 2013............        340,367.56
June 2013...........        271,805.80
July 2013...........        204,828.87
August 2013.........        139,404.32
September 2013......         75,500.33
October 2013........         13,085.71
November 2013 and
   thereafter.......              0.00

     Each Corridor Contract is scheduled to remain in effect up to and including the related Corridor Contract Termination Date.

     Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract or the Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will also be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and
Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld, which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

     If a Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be deposited by the supplemental interest trustee in the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related class of certificates, until the applicable Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the supplemental interest trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

     The significance percentage for each Corridor Contract and for both Corridor Contracts in the aggregate is less than 10%. The "significance percentage" for a Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The "significance estimate" of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The Corridor Contract Counterparty is a Delaware corporation and is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The Corridor Contract Counterparty engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. The Corridor Contract Counterparty has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under any Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract.

     The Corridor Contracts will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust in the supplemental interest trust, on behalf of the holders of the Class 1-A-3 and Class 1-A-9 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of a Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of a Corridor Contract will be distributed to the Class 1-A-3 and Class 1-A-9 Certificates, as applicable, to the extent necessary to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior Distribution Dates. Amounts received on the Class 1-A-3 Corridor Contract on any Distribution Date in excess of the amount necessary to pay the related current Yield Supplement Amount and any related Yield Supplement Amount remaining unpaid from prior Distribution Dates will remain on deposit in the Corridor Contract Reserve Fund and may be used to pay such Yield Supplement Amounts on future Distribution Dates. Amounts received on the Class 1-A-9 Corridor Contract on any Distribution Date in excess of the amount necessary to pay the related current Yield Supplement Amount and any related Yield Supplement Amount remaining unpaid from prior Distribution Dates will be remitted to HSBC Securities (USA) Inc. and will not be available on future Distribution Dates to make distributions on any class of certificates. On the Distribution Date immediately following the earlier of (i) the latest Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class 1-A-3 and Class 1-A-9 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to HSBC Securities (USA) Inc.

     For any Distribution Date on or prior to the applicable Corridor Contract Termination Date, the related "Yield Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the related class of certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and the applicable Corridor Contract Ceiling Rate over (ii) the related Corridor Contract Strike Rate.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "--Priority of Distributions Among Certificates" between the related Class PO Certificates (if any), on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Certificates (if any)) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE           NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN          DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ----------------------------------
           1               Less than 6.00%    Net mortgage rate divided by 6.00%
           2               Less than 6.50%    Net mortgage rate divided by 6.50%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE          NET MORTGAGE RATE
 LOANS IN LOAN GROUP           FOR MORTGAGE LOAN
---------------------   ------------------------------
          1             Greater than or equal to 6.00%
          2             Greater than or equal to 6.50%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE            PO PERCENTAGE OF
LOANS IN LOAN GROUP        DISCOUNT MORTGAGE LOAN
-------------------   --------------------------------
         1              (6.00% -- net mortgage rate)
                              divided by 6.00%
         2              (6.50% -- net mortgage rate)
                              divided by 6.50%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Certificates (if any) and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of

          (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to that Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     (ii) (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     Sequentially:

     (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

     (2) concurrently,

          (a) 84.8115958970% in the following order:

               (i) concurrently, to the Class 1-A-1 and Class 1-A-13 Certificates, pro rata, the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               (ii) concurrently:

                    (A) 60.6100137214% in the following order:

                         1. up to $738,810 on each Distribution Date, concurrently as follows:

                              (x) 97%, to the Class 1-A-2 Certificates, until its Class Certificate Balance is reduced to zero; and

                              (y) 3%, to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero;

                         2. sequentially, to the Class 1-A-3 and Class 1-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and


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

                         3. up to an aggregate amount of $3,046,000, to the Class 1-A-6 Certificates, until its Class Certificate Balance is reduced to zero;

                    (B) 6.5997451992% in the following order:

                         1. up to $73,875 on each Distribution Date, concurrently as follows:

                              (x) 97%, to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero; and

                              (y) 3%, to the Class 1-A-9 Certificates, until its Class Certificate Balance is reduced to zero;

                         2. sequentially, to the Class 1-A-9 and Class 1-A-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                         3. up to an aggregate amount of $1,658,374, to the Class 1-A-6 Certificates, until its Class Certificate Balance is reduced to zero; and

                    (C) 32.7902410794%, sequentially, to the Class 1-A-5 and Class 1-A-12 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

               (iii) concurrently, to the Class 1-A-1 and Class 1-A-13 Certificates, pro rata, without regard to the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero; and

          (b) 15.1884041030%, to the Class 1-A-11 Certificates, until its Class Certificate Balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     Concurrently:

     (1) 49.9999997878%, to the Class 2-A-5 Certificates, until its Class Certificate Balance is reduced to zero; and

     (2) 50.0000002122% in the following order:

          (a) concurrently, to the Class 2-A-4 and Class 2-A-7 Certificates, pro rata, the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

          (b) concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

          (c) to the Class 2-A-3 Certificates, until its Class Certificate Balance is reduced to zero; and

          (d) concurrently, to the Class 2-A-4 and Class 2-A-7 Certificates, pro rata, without regard to the Group 2 Priority Amount, until their respective Class Certificate


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

          Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 and loan group 2 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Certificates (if any)), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     Additionally, on each Distribution Date, the Class of Exchangeable Certificates will be entitled to receive a proportionate share of the Senior Principal Distribution Amount for Loan Group 1 distributed to the classes of Depositable Certificates.

     The capitalized terms used herein shall have the following meanings:

     "Group 1 Priority Amount" for any Distribution Date will equal the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Group 1 Priority Percentage and
(ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Prepayment Shift Percentage and (C) the Group 1 Priority Percentage.

     "Group 1 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-1 and Class 1-A-13 Certificates immediately prior to such Distribution Date, and the denominator of which is the Non-PO Pool Balance for loan group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments on the mortgage loans in loan group 1 received in the Prepayment Period related to the prior Due Date).

     "Group 2 Priority Amount" for any Distribution Date will equal the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Group 2 Priority Percentage and
(ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Prepayment Shift Percentage and (C) the Group 2 Priority Percentage.

     "Group 2 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-4 and Class 2-A-7 Certificates immediately prior to such Distribution Date, and the denominator of which is the Non-PO Pool Balance for loan group 2 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments on the mortgage loans in loan group 2 received in the Prepayment Period related to the prior Due Date).

     "Scheduled Principal Distribution Amount" for any Distribution Date and loan group will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Unscheduled Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the liquidation proceeds allocable to principal received with respect to such mortgage loan and
(ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such


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

Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Prepayment Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date will equal 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from November 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of

          - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and


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

          - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date.

provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     - prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Certificates (if any) and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date

(after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Certificates (if any) and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates (if any) and the notional amount certificates) immediately prior to such Distribution Date.

     For any Distribution Date on and prior to a Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class PO Certificates and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

     provided, however, that if on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, then the Senior Prepayment Percentage for each senior certificate group for that

     Distribution Date will equal 100%.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

     - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, is less than 50%, and

     - cumulative Realized Losses on the mortgage loans in each loan group do not exceed

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Certificates (if any)) is reduced to zero.

     Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Certificates (if any) and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts


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

described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Certificates (if any) and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Certificates (if any) and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Certificates (if any) and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Certificates (if any) and related notional amount certificates, of that senior certificate group.

     Accordingly, the subordinated certificates will not receive distributions of principal until the Undercollateralized Group is no longer undercollateralized.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to both loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from both loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from both loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the


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

numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                                                                Original
                                 Beneficial                    Applicable
                                  Interest    Initial Credit     Credit
                                 in Issuing     Enhancement      Support
                                   Entity          Level       Percentage
                                 ----------   --------------   ----------
Senior Certificates...........      94.25%         5.75%           N/A
Class M-1.....................      2.55%          3.20%          5.75%
Class M-2.....................      0.30%          2.90%          3.20%
Class M-3.....................      0.80%          2.10%          2.90%
Class M-4.....................      0.15%          1.95%          2.10%
Class B-1.....................      0.55%          1.40%          1.95%
Class B-2.....................      0.15%          1.25%          1.40%
Class B-3.....................      0.55%          0.70%          1.25%
Class B-4.....................      0.35%          0.35%          0.70%
Class B-5.....................      0.35%          0.00%          0.35%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M-1 Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal

     -    the sum of

          - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula

               Principal Amount for that loan group and Distribution Date,

     - reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

     On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the related Class PO Certificates (if any) will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for that Distribution Date and (y) the product of

     - Available Funds for that loan group remaining after distribution of interest on the senior certificates in the related senior certificate group, and

     - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Certificates (if any)) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and the Class PO Certificates will equal the sum of

     -    the sum of the applicable PO Percentage of:

          - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount


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

               of liquidation proceeds allocable to principal received on the mortgage loan,

          - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the Class PO Certificates and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Certificates (if any) until the Class Certificate Balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Certificates (if any), on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     - first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and


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

     - second, to the senior certificates of the related senior certificate group (other than the related Class PO Certificates (if any) and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances, until their Class Certificate Balances are reduced to zero, except that (i) the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1 and Class 1-A-3 Certificates will instead be allocated to the Class 1-A-13 Certificates as follows: (x) the first $852,900 of Realized Losses that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-13 Certificates and (y) the first $12,250,000 of Realized Losses that would otherwise be allocated to the Class 1-A-3 Certificates will instead be allocated to the Class 1-A-13 Certificates, in each case until the Class Certificate Balance of the Class 1-A-13 Certificates is reduced to zero and (ii) the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1 and Class 2-A-4 Certificates will instead be allocated to the Class 2-A-2 and Class 2-A-7 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero.

     On any Distribution Date following the Senior Credit Support Depletion Date, the Class Certificate Balance of the class of Exchangeable Certificates will also be reduced by a proportionate share of the amount of Realized Losses allocated to the classes of Depositable Certificates on that Distribution Date and will be increased by a proportionate share of the amount of Subsequent Recoveries allocated to the classes of Depositable Certificates on that Distribution Date.

     Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                                                                         ANNEX I

                AVAILABLE EXCHANGES OF DEPOSITABLE CERTIFICATES
                      FOR EXCHANGEABLE  CERTIFICATES(1)(2)

    CLASSES OF DEPOSITABLE          RELATED CLASS OF EXCHANGEABLE CERTIFICATES
         CERTIFICATES            -----------------------------------------------
------------------------------                    ORIGINAL
 CLASSES OF    ORIGINAL CLASS      CLASS OF         CLASS
 DEPOSITABLE     CERTIFICATE     EXCHANGEABLE    CERTIFICATE   PASS-THROUGH
CERTIFICATES       BALANCE       CERTIFICATES      BALANCE         RATE
------------   ---------------   ------------   ------------   ------------
        Recombination 1
Class 1-A-1     $ 8,656,950(3)   Class 1-A-14    $91,549,847       6.00%
Class 1-A-5     $81,400,000
Class 1-A-12    $   994,862
Class 1-A-13    $   498,035(4)

----------
(1) Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex I. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Certificate Balances of the related Depositable Certificates at the time of exchange.

(2) If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See "Description of the Certificates-- Book-Entry Certificates; Denominations" in this free writing prospectus.

(3) Represents 58.4257946953% of the initial Class Certificate Balance of the Class 1-A-1 Certificates.

(4) Represents 3.8009524609% of the initial Class Certificate Balance of the Class 1-A-13 Certificates


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